UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 1, 2010 (June 30, 2010)

LOJACK CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Massachusetts
(State or Other Jurisdiction of Incorporation)

1-8439	04-2664794
(Commission File Number)	(IRS Employer Identification No.)

200 Lowder Brook Drive, Suite 1000, Westwood, Massachusetts	02090
(Address of Principal Executive Offices)	(Zip Code)

781-251-4700
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

____  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

____  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

____  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

ITEM 2.03.  CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

            On June 30, 2010, LoJack Corporation, or the Company, entered into an amendment of its Multicurrency Revolving Credit Agreement dated December 29, 2009 (the “Credit Agreement”) by and among the Company, certain of its subsidiaries which are borrowers and guarantors, RBS Citizens, N.A., as a Lender, Administrative Agent and Lead Arranger, and TD Bank, N.A., as a Lender and Issuing Bank.

             As a result of the amendment, certain one-time severance costs that would otherwise be deducted in calculating Consolidated Net Income may be added back for the purposes of determining Consolidated EBITDA, provided that such additions will only be effective for the purpose of determining the Debt Service Coverage Ratio covenant for the quarters ending June 30, 2010 and September 30, 2010 respectively.  Consolidated Net Income, Consolidated EBITDA and Debt Service Coverage Ratio are defined terms in the Credit Agreement.  The Amendment is filed as Exhibit 10.1 and incorporated by reference herein.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

10.1 First Amendment to Credit Agreement dated as of June 30, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOJACK CORPORATION (Registrant) By: /s/ Kathleen P. Lundy
Kathleen P. Lundy Vice President and General Counsel

Date: July 1, 2010